UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2018

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2018, the registrant, Tower Automotive Holdings III Cooperatie U.A., Tower Automotive Holdings USA, LLC and Financière SNOP Dunois S.A. (the “Purchaser”) entered into a memorandum of understanding (the “MOU”). The parties have annexed to the MOU an unexecuted stock purchase agreement by and among the registrant, Tower Automotive Holdings III Cooperatie U.A., Tower Automotive Holdings USA, LLC and the Purchaser (the “SPA”).

The registrant announced the signing of the MOU in a press release disseminated on November 20, 2018. A copy of the press release is annexed hereto as Exhibit 99.1

The MOU

Under the terms of the MOU, the Purchaser is obligated to commence consultation with its European works council on or before November 28, 2018 with the goal of obtaining an opinion from the works council with respect to the transaction contemplated by the SPA by December 19, 2018. Within three business days after the date on which such opinion is obtained (or deemed to have been obtained in accordance with French law), the Purchaser will notify the registrant if the Purchaser desires to acquire the shares of the registrant’s subsidiary that owns the registrant’s European operations and assume certain related loans in accordance with the terms of the SPA. If, after such consultation and the receipt (or deemed receipt) of an opinion from the works council (regardless of whether the opinion is favorable, unfavorable or neutral), the Purchaser does not provide such notification, the Purchaser will be obligated to pay to the registrant the sum of EUR 12,750,000. If the Purchaser provides such notification and the registrant and its applicable subsidiaries do not execute the SPA within three business days after receiving the Purchaser’s notification, the registrant will be obligated to pay to the Purchaser the sum of EUR 12,750,000. In both of such cases, the parties shall not have any further liabilities under the MOU upon payment of such fees.

The MOU does not obligate the Purchaser to enter into the SPA. Likewise, as noted above, if the Purchaser provides the above-mentioned notification and the registrant and its subsidiaries do not execute the SPA, the Purchaser’s remedy under the MOU is limited to the receipt of EUR 12,750,000 from the registrant. The registrant currently expects to execute the SPA promptly after receiving the acceptance notification from the Purchaser.

The SPA

Under the terms of the unexecuted SPA:

(1) The Purchaser will purchase all of the stock of TA Holdings Europe B.V., an indirect wholly owned subsidiary of the registrant, and an intercompany loan, for a purchase price of EUR 255,000,000 on a cash free, debt free basis (determined as of December 31, 2018), subject to working capital and other customary adjustments (as of December 31, 2018) and a reduction to the extent that capital expenditures for the registrant’s European operations for calendar year 2018 are less than EUR 45,000,000. The formulation of the purchase price is designed to provide the Purchaser with the benefits, and subject the Purchaser to the detriments, of the operations of the registrant’s European business subsequent to December 31, 2018. As a result, the SPA provides for a further reduction in the purchase price in the event that enumerated transfers of value (referred to as “leakage”) were to occur between December 31, 2018 and the date of closing.

(2) Approval of the transaction is subject to (i) the approval of the European Commission or, if applicable, each of the relevant national competition authorities in the Czech Republic, Germany, Poland and Slovakia and (ii) the absence of a material breach in any of the seller parties’ fundamental representations (e.g., title, authority and absence of insolvency).

(3) For a period of 18 months after the consummation of the transaction, the registrant and its subsidiaries will be precluded from competing with the Purchaser in any of the countries in the European Union. However, during this period, the registrant is permitted to acquire any entity that is not headquartered in the European Union. The non-compete obligation would cease to apply in the event of a change in control of the registrant.

(4) At the closing of the transaction, certain of the registrant’s subsidiaries or the registrant itself will be obligated to enter into information technology and engineering agreements providing for the subsidiaries to provide enumerated information technology services and engineering services on a post-closing transition services basis.

(5) The SPA provides for the registrant and its subsidiaries to make customary representations to the Purchaser, including representations regarding general corporate matters, due authorization, absence of insolvency, financial statements and other financial matters, compliance with law, employment matters, real property, litigation, taxes, material contracts and environmental matters.

(6) The SPA provides for indemnification by the registrant and its subsidiaries with respect to their representations, subject, in general, to customary minimum and maximum thresholds. However, with respect to the environmental representations, the SPA provides for a layering of responsibilities over the applicable minimum threshold: (i) the Purchaser and the seller parties (including the registrant) will share in the first EUR 5,000,000 of damages, (ii) for damages between EUR 5,000,000 and EUR 10,000,000, the seller parties will have exclusive responsibility and (iii) for damages in excess of EUR 10,000,000, the Purchaser will have exclusive responsibility.

(7) The SPA obligates the seller parties to comply with certain customary covenants between the signing of the SPA and the closing. These covenants are intended to assure that the registrant’s European business is conducted in the ordinary course between the signing of the SPA and the closing.

(8) Each of the parties will have the right to terminate the SPA if the closing of the transaction is not consummated on or before June 30, 2019.

The parties expect to consummate the transaction during the first quarter of calendar 2019.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit 99.1	Registrant’s press release issued November 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
Name:	Jeffrey Kersten
Title:	Chief Financial Officer

Dated: November 20, 2018

EXHIBIT LIST

Exhibit 99.1	Registrant’s press release issued November 20, 2018.